Exhibit 5


                  [SILVER FREEDMAN & TAFF, L.L.P. LETTERHEAD]






                                  July 17, 1997




The Board of Directors
First SecurityFed Financial, Inc.
936 North Western Avenue
Chicago, Illinois  60622-4695

                    Re:  Registration Statement Under the Securities Act of 1933

Gentlemen:

     This opinion is rendered in connection with the Registration Statement to be filed on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933 relating to the 5,695,000 shares of Common Stock of First SecurityFed Financial, Inc. (the "Company"), par value $.01 per share, to be issued. As counsel, we have reviewed the Certificate of Incorporation of the Company and such other documents as we have deemed appropriate for the purpose of this opinion. We are rendering this opinion as of the time the Registration Statement referred to above becomes effective.

     Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when sold, be validly issued, fully paid and non-assessable shares of Common Stock of the Company.


                                           Very truly yours,

                                           /s/SILVER FREEDMAN & TAFF, L.L.P.

                                           SILVER FREEDMAN & TAFF, L.L.P.